Exhibit 99.1

Kentucky USA Energy, Inc. Announces Drilling Update
Monday September 15, 9:00 am ET

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS - News), an early stage natural gas exploration and production company, announced today that the Company reached total depth (“TD”) at Slinker #1B and the stimulation of the well has been completed. An initial open flow test could be conducted as early as this week to determine the economic potential of the well. All indications after stimulation on the Slinker #1B point to further confirmation of original studies. Perforation and fracturing of Francis Grace #1 and Hunter Wells #2 is also scheduled to be completed as early as this week. In addition to the progress on these first three wells, the Company’s drilling contractor is currently drilling on Hunter Wells #3 and B Johnston #1. Drilling is presently at a depth of 1510 feet at Hunter Wells #3 and at a depth of 1350 feet at B Johnston #1. The Company expects to reach TD on both of these wells at the base of the shale formation of approximately 2500 feet early this week.

Steven Eversole, CEO of Kentucky USA Energy commented, “We are very pleased with the progress of all five of our initial wells. We are very comfortable with the current rate of the drilling operation and we thank our shareholders for their support and continued encouragement as we progress to the next phase of tying-in these wells to a major purchaser, to commence gas sales.”

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Kentucky USA Energy, Inc.
Steven Eversole, CEO, 606-878-5987
or
Investor Relations
Corporate Evolutions, Inc., 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com